Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA • 92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Amanda C. Fowler, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER SALES
AND EARNINGS GROWTH

•      16 Percent Growth in Heart Valve Sales

•      EPS Growth of 25 Percent Excluding $30.8 Million of Special Gains

IRVINE, Calif., April 27, 2009 — Edwards Lifesciences Corporation (NYSE: EW), a world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended March 31, 2009 of $60.5 million, or $1.03 per diluted share, compared to net income of $18.2 million, or $0.31 per diluted share, for the same period in 2008.  Excluding special items detailed in the reconciliation table below, first quarter 2009 net income was $41.0 million, or $0.70 per diluted share, compared to net income of $33.2 million, or $0.56 per diluted share, for the same period last year. First quarter diluted earnings per share excluding special items increased 25 percent over last year.

First quarter net sales increased 5.6 percent to $313.5 million.  Underlying(1) sales growth was 11.5 percent, which excludes a negative impact of $10.0 million from foreign exchange and $5.3 million from discontinued products.

“Our strong first quarter results were highlighted by robust heart valve sales and significant progress in bringing innovative products to clinicians and patients,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “Our earnings growth was achieved while increasing our investments in research and development by more than 20 percent in the quarter.”

Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $170.4 million.  Underlying growth of 20.3 percent over prior year excluded a $5.1 million negative impact from foreign exchange.  Edwards SAPIEN transcatheter heart valves sales grew to $24.6 million.

“This quarter’s sales growth was driven by momentum from our transcatheter heart valves in Europe and continued share gains in surgical heart valves,” said Mussallem. “Based on our strong start, we now expect to achieve more than $100 million dollars in transcatheter heart valve sales this year.  We are gratified that an increasing number of patients previously untreated by surgery have benefited from this technology.”

Critical Care sales were $104.5 million for the quarter. Underlying growth of 1.7 percent over prior year excluded a $3.3 million reduction from foreign exchange.  “Sales of new products, particularly our FloTrac disposables, continued to grow rapidly,” said Mussallem. “This new product growth was substantially offset by lower hardware sales, reflecting restrained capital spending in U.S. hospitals.”

“We expect several upcoming product introductions, including the expansion of FloTrac to the intensive care setting to elevate growth and we remain committed to our original goal of increasing Critical Care underlying sales growth by 6 to 9 percent for the year,” added Mussallem.

Cardiac Surgery Systems sales for the quarter were $22.5 million. Underlying growth was 8.8 percent over prior year excluding foreign exchange, due primarily to growth of minimally invasive surgery products.

Vascular sales were $16.1 million, a decline from $22.0 million in the same quarter last year, due primarily to the divestiture of the LifeStent product line.

Domestic and international sales for the first quarter were $134.9 million and $178.6 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 69.1 percent compared to 65.3 percent in the same period last year.  This improvement was driven by a more profitable product mix and the favorable impact of foreign exchange hedge agreements, partially offset by Critical Care manufacturing variations.

Selling, general and administrative expenses were $121.9 million for the quarter, or 38.9 percent of sales, compared to $114.6 million in the prior year.  The increase was due primarily to spending in Europe, the majority of which was for the Edwards SAPIEN transcatheter heart valve program, partially offset by foreign exchange.

Research and development expenses (R&D) for the quarter were $39.9 million, or 12.7 percent of sales.  As a result of additional spending on transcatheter heart valve and glucose programs, R&D investments increased 21.3 percent compared to the prior year.

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During the quarter, Edwards recorded a $30.8 million pre-tax special gain, including a $27.0 million milestone payment for the PMA approval specified in the LifeStent transaction, as detailed in the reconciliation tables below.

Free cash flow for the quarter was negative $8.1 million, calculated as cash used in operating activities of $36.0 million, minus capital expenditures of $11.1 million, plus a $39.0 million impact of terminating the company’s Japan securitization program.  For 2009, the company continues to expect free cash flow to be $160 to $170 million, excluding the impact of special items.

Total debt at March 31, 2009 was $123.0 million.  Cash and cash equivalents were $146.7 million at the end of the quarter, resulting in net cash of $23.7 million.

During the quarter, the company repurchased 463,000 shares of common stock for $26.8 million.

2009 Outlook

“We expect this year’s underlying sales growth to be between 10 to 12 percent and continue to project total sales at the upper end of our full year guidance of $1.24 billion to $1.30 billion,” said Mussallem.

“Excluding special items, we estimate that second quarter 2009 diluted earnings per share will be between $0.73 and $0.77.  For full year 2009, we are increasing the low end of our diluted earnings per share estimate by $0.02 to between $2.95 and $3.03, and we remain comfortable with our goal of increasing diluted earnings per share by 15 to 19 percent.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring, with more than five decades of experience in partnering with clinicians to develop life-saving innovations.  Headquartered in Irvine, Calif., Edwards treats advanced cardiovascular disease with its market-leading heart valve therapies, and critical care and vascular technologies, which are sold in approximately 100 countries.  The company’s global brands include Carpentier-Edwards, Cosgrove-Edwards, Edwards SAPIEN, FloTrac, Fogarty, PERIMOUNT Magna and Swan-Ganz.  Additional company information can be found at http://www.edwards.com.

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Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 318217.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” or other similar expressions and include, but are not limited to, the company’s financial goals or expectations for sales, gross profit margin improvement, net income, earnings per share and free cash flow; regulatory approval of new products in, and competitive dynamics associated with, the company’s heart valve therapy product line; the continued adoption and sales of the FloTrac system; the timing and progress of clinical studies relating to the company’s transcatheter valve technologies and the market opportunity for these products; and the impact of foreign exchange and special items on the company’s results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include the opportunities for the company’s transcatheter valve programs and the ability of the company to continue to lead in the development of this field; the company’s success in creating new market opportunities for its products and the timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2008.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP financial measures that exclude certain items, such as special charges and gains, results of discontinued and acquired product lines, and fluctuations in exchange rates.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  Certain guidance is provided on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other

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companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Edwards and Edwards dETlogix are trademarks of Edwards Lifesciences Corporation. Edwards Lifesciences, the stylized E logo, Carpentier-Edwards, Cosgrove-Edwards, Edwards SAPIEN, FloTrac, Fogarty, IMR ETlogix, Magna, PERIMOUNT Magna and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the United States Patent and Trademark Office.

# # #

(1) “Underlying” amounts are non-GAAP items and exclude discontinued and newly acquired products, and foreign exchange fluctuations.  See the reconciliation table below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2009	2008

Net sales	$313.5	$296.8
Cost of goods sold	97.0	102.9

Gross profit	216.5	193.9

Selling, general and administrative expenses	121.9	114.6
Research and development expenses	39.9	32.9
Special (gains) charges, net	(30.8)	10.1
Interest expense, net	0.1	0.4
Other expense, net	0.4	1.2

Income before provision for income taxes	85.0	34.7

Provision for income taxes	24.5	16.5

Net income	$60.5	$18.2

Earnings per share:
Basic earnings per share	$1.08	$0.32
Diluted earnings per share	$1.03	$0.31

Weighted average common shares outstanding:
Basic	56.0	56.1
Diluted	58.5	58.5

Operating Statistics
As a percentage of net sales:
Gross profit	69.1%	65.3%
Selling, general and administrative expenses	38.9%	38.6%
Research and development expenses	12.7%	11.1%
Income before provision for income taxes	27.1%	11.7%
Net income	19.3%	6.1%

Effective tax rate	28.8%	47.6%

Computation of Diluted Earnings per Share
Net income	$60.5	$18.2
Adjustment for convertible debt interest expense	—	(A )
Adjusted net income	$60.5	$18.2

Weighted-average common shares outstanding used to calculate diluted earnings per share excluding convertible debt	58.5	58.5
Weighted-average common shares outstanding for the convertible debt	—	(A )
Weighted-average common shares outstanding used to calculate diluted earnings per share including the convertible debt	58.5	58.5

Diluted earnings per share including the convertible debt	$1.03	$0.31

(A) The shares from the convertible debt have an anti-dilutive effect on the earnings per share calculation in the first quarter of 2008. Therefore, we have properly excluded both the shares and the related interest expense from the diluted earnings per share calculation.  The convertible debt was redeemed in June 2008.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2009	2008
ASSETS

Current assets
Cash and cash equivalents	$146.7	$218.7
Short-term investments	3.7	8.1
Accounts and other receivables, net	255.8	204.7
Inventories, net	146.1	151.8
Deferred income taxes	35.6	42.4
Prepaid expenses	35.2	30.7
Other current assets	25.9	35.5
Total current assets	649.0	691.9

Property, plant and equipment, net	229.8	230.1
Goodwill	315.7	315.7
Other intangible assets, net	92.6	96.9
Investments in unconsolidated affiliates	16.6	14.7
Deferred income taxes	36.9	37.7
Other assets	18.3	13.2

Total assets	$1,358.9	$1,400.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$200.2	$258.5
Long-term debt	123.0	175.5
Other long-term liabilities	92.4	87.4

Stockholders’ equity
Common stock	74.3	73.7
Additional contributed capital	969.0	940.4
Retained earnings	737.4	676.9
Accumulated other comprehensive loss	(33.8)	(35.4)
Common stock in treasury, at cost	(803.6)	(776.8)
Total stockholders’ equity	943.3	878.8

Total liabilities and stockholders’ equity	$1,358.9	$1,400.2

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures that exclude certain items such as special charges and gains, results of discontinued products, and fluctuations in exchange rates. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Certain guidance is provided only on a non-GAAP (or “underlying”) basis that excludes special items and foreign exchange fluctuations due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, nor superior to, the corresponding measures calculated in accordance with GAAP.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Special (gains) charges, net - The Company incurred certain special charges and gains in 2009 and 2008 related to the following:

1)

Milestone receipt and net loss on sale of assets: $8.1 million net loss on the sale of the LifeStent product line in the first quarter of 2008; $27.0 million gain in the first quarter of 2009 for achieving a milestone associated with the LifeStent PMA approval;

2)	Sale of distribution rights: $2.8 million gain related to the sale of distribution rights in Europe of a specialty vascular graft in the first quarter of 2009;

3)	Reserve reversal: $1.0 million gain in the first quarter of 2009 resulting from completion of the Lifepath AAA clinical obligations;

4)	Litigation settlement: $2.1 million charge for a litigation settlement in the first quarter of 2008;

5)

Realignment expenses, net: $1.3 million charge for executive severance in the first quarter of 2008 associated with the Company’s business realignment, offset by a $1.4 million gain in the first quarter of 2008 from the reversal of previously accrued severance costs from the fourth quarter of 2007 related to the sale of the LifeStent product line.

Given the magnitude and unusual nature of these special charges and gains relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income.

Results of Discontinued and Other Products — The Company has discontinued certain products during the periods presented.  As discontinued products do not have a continuing contribution to operations, management believes that excluding such items from the Company’s sales growth provides investors with a means of evaluating the Company’s on-going operations. In light of the significance of the impact these products had on the sales growth of the Company, the sales results of these products have been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Reconciliation of GAAP to Non-GAAP Financial Information

		Three Months Ended
		March 31,
(in millions, except per share data)		2009	2008

GAAP net income		$60.5	$18.2

Reconciling items:

Special (gains) charges, net
1)	Milestone receipt and net loss on sale of assets	(27.0)	8.1
2)	Sale of distribution rights	(2.8)	—
3)	Reserve reversal	(1.0)	—
4)	Litigation settlement	—	2.1
5)	Realignment expenses, net	—	(0.1)
	Total special (gains) charges, net	(30.8)	10.1

Provision for income taxes
	Tax effect on non-GAAP adjustments (A)	11.3	4.9
	Total provision for income taxes, net	11.3	4.9

Non-GAAP net income		$41.0	$33.2

Non-GAAP earnings per share:
Basic non-GAAP earnings per share		$0.73	$0.59
Diluted non-GAAP earnings per share (B)		$0.70	$0.56

Non-GAAP weighted average shares outstanding:
Basic		56.0	56.1
Diluted		58.5	61.2

Notes 1 - 5: See description of “Special (gains) charges, net” on the previous page.

(A)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(B)  Diluted non-GAAP earnings per share for 2008 was calculated by adding back to net income $1.0 million for the quarter in interest expense related to previous convertible debt, then dividing by the weighted-average diluted shares outstanding.  The convertible debt was redeemed in June 2008.

Note: Numbers may not calculate due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

					2009 Adjusted		2008 Adjusted
Sales by Product Line (QTD)	1Q 2009	1Q 2008	Change	GAAP Growth Rate	Discontinued/ Other Product Line Impact	1Q 2009 Underlying Sales	Discontinued/ Other Product Line Impact	FX Impact	1Q 2008 Underlying Sales	Underlying Growth Rate *
Heart Valve Therapy	$170.4	$146.7	$23.7	16.2%	$(0.1)	170.3	$—	$(5.1)	$141.6	20.3%
Critical Care	104.5	106.7	(2.2)	(2.1)%	—	104.5	(0.6)	(3.3)	102.8	1.7%
Cardiac Surgery Systems	22.5	21.4	1.1	5.1%	—	22.5	—	(0.7)	20.7	8.8%
Vascular	16.1	22.0	(5.9)	(26.8)%	(3.0)	13.1	(7.8)	(0.9)	13.3	(2.5)%
Total Sales	$313.5	$296.8	$16.7	5.6%	$(3.1)	$310.4	$(8.4)	$(10.0)	$278.4	11.5%

Sales by Region (QTD)

1Q 2009

1Q 2008

Change

GAAP Growth Rate

United States	$134.9	$135.5	$(0.6)	(0.4)%
Europe	98.8	91.2	7.6	8.3%
Japan	49.4	37.8	11.6	30.7%
Rest of World	30.4	32.3	(1.9)	(5.9)%
International	178.6	161.3	17.3	10.7%
Total	$313.5	$296.8	$16.7	5.6%

* Numbers may not calculate due to rounding.